                                                                      EXHIBIT 11

                                  HPSC, INC.

                            CALCULATION OF EARNINGS PER SHARE
                             OUTSTANDING SHARE RECONCILIATION
                                    Quarter ended 9/30/96    Nine Months Ended 9/30/96
                                    ---------------------    -------------------------
      Outstanding                         4,786,530                  4,786,530

          LESS:
          ----

  Unissued ESOP/SESOP                      (560,348)                  (560,348)

  Restricted Stock Grants                  (337,000)                  (337,000)
                                           --------                   --------

                                          3,889,182                  3,889,182

Weighted Average Adjusted                    -0-                       (19,963)

          ADD:
          ---

      Option Effect                         256,088                    238,095

"EARNINGS PER SHARE" SHARES               4,145,270                  4,107,314